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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):     July 18, 2002

PACIFIC NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	0-26632	91-1691216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Third Avenue, Suite 250
Seattle, Washington 98101
(Address of principal executive offices, including Zip Code)

(206) 624-9761
(Registrant's telephone number, including area code)

Item 5. Other Events

        On July 18, 2002, Pacific Northwest Bancorp (the "Registrant") announced quarterly earnings of $7.9 million or $0.50 per diluted share for the second quarter of 2002. A copy of the press release announcing the Registrant's results for the second quarter of 2002 is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7. Exhibits

        99 Press Release dated July 18, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 22, 2002.

PACIFIC NORTHWEST BANCORP

By:	/s/ PATRICK M. FAHEY Patrick M. Fahey President and Chief Executive Officer

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  Item 5. Other Events
  Item 7. Exhibits
SIGNATURE